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                                                                    Exhibit 99.4
                                  PalEx, Inc.
                              6829 Flintlock Road
                             Houston, Texas 77040

        PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned (i) acknowledges receipt of the Notice dated February 4, 2000, of a Special Meeting of the Stockholders of PalEx, Inc., a Delaware corporation, to be held on March 2, 2000, at 10:00 a.m. Houston time at the offices of PalEx, Inc., at 6829 Flintlock Road, Houston, Texas 77040, and the Proxy Statement/Prospectus in connection therewith; and (ii) appoints Vance K. Maultsby, Jr. and Edward E. Rhyne, and each of them, with full power of substitution, proxies to vote in respect of the undersigned's shares of common stock of PalEx, Inc., held of record by the undersigned at the close of business on January 21, 2000, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as set forth on the reverse.

    If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any postponements or adjournments thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

  This proxy when properly executed will be voted in the manner directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.


                          (Continued on reverse side)
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                                  PalEx, Inc.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    0

[                                                                              ]

1. Proposal to approve the Amended and Restated         For   Against   Abstain
   Agreement of Merger and Plan of Reorganization,      [ ]     [ ]       [ ]
   dated as of October 6, 1999, and effective as
   of March 29, 1999, as amended by Amendment No. 1
   thereto dated as of January 31, 2000, among
   PalEx, IFCO Systems N.V., IFCO Europe Beteiligungs
   GmbH, MTS Okologistik GmbH, Schoeller International
   Logistics Beteiligungsgesellschaft mbH, Schoeller
   Logistics Industries GmbH (formerly known as
   Schoeller Packaging Systems GmbH), and Silver Oak
   Acquisition Corp.

2. In their discretion of the proxies, on any other     For   Against   Abstain
   matters that may properly come before the special    [ ]     [ ]       [ ]
   meeting or any postponements or adjournments
   thereof.


DATED: ___________________________________________________________________, 2000


________________________________________________________________________________
Signature of Stockholder

________________________________________________________________________________
Signature of Stockholder

________________________________________________________________________________
Title, if applicable

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

Please mark, sign, date, and return your proxy promptly in the enclosed enve-lope whether or not you plan to attend the special meeting. No postage is re-quired. You may nevertheless vote in person if you do attend.